Exhibit Number 99.1

Investor Contact:	Kevin Hammons
President and
Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES THIRD QUARTER

ENDED SEPTEMBER 30, 2022 RESULTS

FRANKLIN, Tenn. (October 26, 2022) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and nine months ended September 30, 2022.

The following highlights the financial and operating results for the three months ended September 30, 2022.

•	Net operating revenues totaled $3.025 billion.

•

Net loss attributable to Community Health Systems, Inc. stockholders was $(42) million, or $(0.32) per share (diluted), compared to net income of $111 million, or $0.85 per share (diluted), for the same period in 2021. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(0.52) per share (diluted), compared to net income of $0.69 per share (diluted) for the same period in 2021.

•	Adjusted EBITDA was $400 million, including $115 million of pandemic relief funds.

•	Net cash provided by operating activities was $137 million for the three months ended September 30, 2022, compared to $121 million for the same period in 2021.

•	Approximately $267 million principal amount of notes outstanding were extinguished through open market repurchases during the three months ended September 30, 2022.

•	On a same-store basis, admissions decreased 2.2 percent and adjusted admissions increased 5.2 percent, compared to the same period in 2021.

•

Hurricane Ian in Florida impacted the results of operations for the three months ended September 30, 2022, resulting in a loss of net operating revenues together with incremental expenses currently estimated at approximately $10 million in the aggregate on a pre-tax basis. This amount does not include any insurance recoveries that the Company may receive.

Commenting on the results, Tim L. Hingtgen, chief executive officer of Community Health Systems, Inc., said, “First, I am proud of our healthcare teams in Florida who continuously maintained their operations during Hurricane Ian and in the aftermath of the storm. They provided uninterrupted and essential healthcare services, under the most difficult circumstances, and we appreciate their commitment to the people and communities they serve.”

Hingtgen went on to say, “Against a continued backdrop of challenging industry and environmental factors in the third quarter, we focused our efforts on making important sequential progress in key areas. We were successful at driving stronger surgical volumes and also saw other volume indicators rebound midway through the quarter. Likewise, strong expense management programs, a significant reduction in contract labor, and other operational adjustments helped mitigate inflationary costs pressures. As these trends continue and we aggressively pursue our best strategic opportunities, we expect to drive incremental growth moving forward.”

Three Months Ended September 30, 2022

Net operating revenues for the three months ended September 30, 2022, totaled $3.025 billion, a 2.9 percent decrease compared to $3.115 billion for the same period in 2021. On a same-store basis, net operating revenues decreased 2.3 percent for the three months ended September 30, 2022, compared to the same period in 2021. Net operating revenues for the three months ended September 30, 2022, reflect a 3.7 percent decrease in admissions and a 3.8 percent increase in adjusted admissions, compared to the same period in 2021. On a same-store basis, admissions decreased 2.2 percent and adjusted admissions increased 5.2 percent for the three months ended September 30, 2022, compared to the same period in 2021.

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CYH Announces Third Quarter 2022 Results

October 26, 2022

Net loss attributable to Community Health Systems, Inc. stockholders was $(42) million, or $(0.32) per share (diluted), for the three months ended September 30, 2022, compared to net income of $111 million, or $0.85 per share (diluted), for the same period in 2021. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(0.52) per share (diluted) for the three months ended September 30, 2022, compared to net income of $0.69 per share (diluted) for the same period in 2021. Pandemic relief funds, as more specifically described below, had a positive impact on net (loss) income attributable to Community Health Systems, Inc. stockholders (both on a consolidated and adjusted basis) of approximately $84 million, or $0.65 on a per share (diluted) basis, for the three months ended September 30, 2022, and $14 million, or $0.11 on a per share (diluted) basis, for the same period in 2021.

Adjusted EBITDA for the three months ended September 30, 2022, was $400 million compared to $482 million for the same period in 2021. Pandemic relief funds had a positive impact on Adjusted EBITDA of approximately $115 million and $19 million for the three months ended September 30, 2022 and 2021, respectively.

The net loss attributable to Community Health Systems, Inc. stockholders for the three months ended September 30, 2022, compared to net income for the same period in 2021 and the decrease in Adjusted EBITDA for the three months ended September 30, 2022, compared to the same period in 2021, is primarily due to lower net operating revenues as a result of fewer inpatient admissions, due in part to Hurricane Ian, lower acuity of inpatient admissions and surgeries and unfavorable changes in payor mix, as well as continued expense pressures including contract labor expense. While contract labor continues to decline sequentially, it remains elevated compared to the prior year period.

Nine Months Ended September 30, 2022

Net operating revenues for the nine months ended September 30, 2022, totaled $9.069 billion, a 0.7 percent decrease compared to $9.135 billion for the same period in 2021. On a same-store basis, net operating revenues increased 0.1 percent for the nine months ended September 30, 2022, compared to the same period in 2021. Net operating revenues for the nine months ended September 30, 2022, reflect a 2.9 percent decrease in admissions and a 1.8 percent increase in adjusted admissions, compared to the same period in 2021. On a same-store basis, admissions decreased 1.3 percent and adjusted admissions increased 3.1 percent for the nine months ended September 30, 2022, compared to the same period in 2021.

Net loss attributable to Community Health Systems, Inc. stockholders was $(369) million, or $(2.86) per share (diluted), for the nine months ended September 30, 2022, compared to net income of $52 million, or $0.40 per share (diluted), for the same period in 2021. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(2.92) per share (diluted) for the nine months ended September 30, 2022, compared to net income of $1.29 per share (diluted) for the same period in 2021. Pandemic relief funds, as more specifically described below, had a positive impact on net (loss) income attributable to Community Health Systems, Inc. stockholders (both on a consolidated and adjusted basis) of approximately $125 million, or $0.97 on a per share (diluted) basis, for the nine months ended September 30, 2022, and approximately $77 million, or $0.59 on a per share (diluted) basis, for the same period in 2021.

Adjusted EBITDA for the nine months ended September 30, 2022, was $1.062 billion compared to $1.429 billion for the same period in 2021. Pandemic relief funds had a positive impact on Adjusted EBITDA of approximately $171 million and $102 million for the nine months ended September 30, 2022 and 2021, respectively.

The net loss attributable to Community Health Systems, Inc. stockholders for the nine months ended September 30, 2022, compared to net income for the same period in 2021 and the decrease in Adjusted EBITDA for the nine months ended September 30, 2022, compared to the same period in 2021, is primarily due to a decline in net operating revenues from fewer inpatient admissions, which was not fully offset by the increase in outpatient visits and surgeries. Also, a lower acuity of services was partially offset by improved reimbursement rates. Wage inflation and higher costs for contract labor resulted in increased operating expenses compared to the prior year period.

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CYH Announces Third Quarter 2022 Results

October 26, 2022

Open Market Note Repurchases

During August and September of 2022, the Company extinguished approximately $267 million principal amount of notes through open market repurchases, resulting in the recognition of a pre-tax gain from early extinguishment of debt of approximately $78 million during the three months ended September 30, 2022.

Pandemic Relief Funds

The Company received (returned) pandemic relief fund payments through various federal, state and local programs of approximately $108 million and $(4) million during the three months ended September 30, 2022 and 2021, respectively, and approximately $160 million and $4 million for the nine months ended September 30, 2022 and 2021, respectively. The Company recognized pandemic relief funds eligible to be claimed as a reduction in operating costs and expenses of approximately $115 million and $19 million during the three months ended September 30, 2022 and 2021, respectively, and approximately $171 million and $102 million for the nine months ended September 30, 2022 and 2021, respectively. Amounts recognized are denoted by the caption “pandemic relief funds” in the condensed consolidated statements of (loss) income. Pandemic relief funds that have not yet been recognized as a reduction in operating costs and expenses or otherwise refunded to the U.S. Department of Health and Human Services or the various state and local agencies as of September 30, 2022, totaled approximately $4 million and are reflected within accrued liabilities-other in the condensed consolidated balance sheet.

Other

Certain of the Company’s facilities in Florida experienced interruption in business and incurred additional costs as a direct result of Hurricane Ian which made landfall in late September 2022. The Company currently estimates that this hurricane resulted in an estimated loss of net operating revenues together with incremental expenses directly related to hurricane response efforts of approximately $10 million in the aggregate on a pre-tax basis during the three months ended September 30, 2022. The impact on net operating revenues is the direct result of the evacuations and population disruption prior to the hurricane, as well as during the aftermath and recovery efforts in the affected communities. This estimated impact is prior to any insurance recoveries which the Company may receive and which, due to the requirement to account for such amounts as gain contingencies, will not be recognized until future periods. Due to the timing of this event, it is expected that the above estimate would be updated in the fourth quarter to account for the impact of additional lost revenues and incremental expenses for continued clean-up and remediation efforts.

The Company completed the divestiture of one hospital on July 1, 2022 (in respect of which the Company received proceeds at a preliminary closing on June 30, 2022), the closure of one hospital and the near-complete closure (through the cessation of the provision of inpatient services and substantially all outpatient services) of one hospital during the three months ended September 30, 2022. Financial and statistical data for 2022 and 2021 presented in this press release includes the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closure. Same-store operating results exclude businesses divested in 2021 and 2022, businesses closed or substantially closed in 2022 and one hospital opened in 2022.

Effective October 1, 2022, Healthtrust Purchasing Group, L.P. (“HPG”), a group purchasing organization in which the Company is a noncontrolling partner, completed the sale of a majority interest in CoreTrust Holdings, LLC (“CoreTrust”) to a third party. Proceeds for the sale of interest in CoreTrust were distributed to members of HPG at a preliminary closing on September 30, 2022, and the Company received approximately $121 million in connection with such distribution. Completion of the transaction represents a nonrecognized subsequent event and therefore, proceeds received by the Company are recorded in accrued liabilities – other in the condensed consolidated balance sheets as of September 30, 2022. The Company expects to recognize the majority of the proceeds into income during the three months ended December 31, 2022.

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CYH Announces Third Quarter 2022 Results

October 26, 2022

Information About Non-GAAP Financial Measures

This press release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of equity interests in Macon Healthcare, LLC, expense related to government and other legal matters and related costs, expense incurred in the fourth quarter of 2020 related to the settlement of certain professional liability claims for which the third-party insurers’ obligation to insure the Company against the underlying loss was being litigated along with income during the fourth quarter of 2021 associated with the settlement of such litigation for the recovery of amounts covered by such third-party insurance policies, expense related to employee termination benefits and other restructuring charges, and expense from settlement and fair value adjustments on the contingent value right agreement liability related to the Health Management Associates, Inc. (“HMA”) legal proceedings and related legal expenses. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net (loss) income attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below. Additionally, this press release presents adjusted net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

The non-GAAP financial measures set forth above are not measurements of financial performance under U.S. GAAP, and should not be considered in isolation or as a substitute for any financial measure calculated in accordance with U.S. GAAP. Additionally, the calculation of these non-GAAP financial measures may not be comparable to similarly titled measures disclosed by other companies.

The Company’s annual earnings guidance for 2022, as provided on July 27, 2022, is reaffirmed. The 2022 guidance is based on the Company’s historical operating performance, current trends and other assumptions the Company believes are reasonable at this time. Assumptions underlying the annual earnings guidance provided on July 27, 2022 are unchanged.

Community Health Systems, Inc. is one of the nation’s largest healthcare companies. The Company’s affiliates are leading providers of healthcare services, developing and operating healthcare delivery systems in 47 distinct markets across 16 states. As of October 26, 2022, the Company’s subsidiaries own or lease 81 affiliated hospitals with approximately 13,000 beds and operate more than 1,000 sites of care, including physician practices, urgent care centers, freestanding emergency departments, occupational medicine clinics, imaging centers, cancer centers and ambulatory surgery centers.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Thursday, October 27, 2022, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the third quarter ended September 30, 2022. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Third Quarter 2022 Results

October 26, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net operating revenues	$3,025	$3,115	$9,069	$9,135
Net income (loss) (f)	—	144	(267)	146
Net (loss) income attributable to Community Health Systems, Inc. stockholders	(42)	111	(369)	52
Adjusted EBITDA (c)	400	482	1,062	1,429
Net cash provided by operating activities	137	121	291	400

(Loss) earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(0.32)	$0.87	$(2.86)	$0.41
Diluted (e), (f)	(0.32)	0.85	(2.86)	0.40

Weighted-average number of shares outstanding (d):
Basic	129	127	129	127
Diluted	129	131	129	130

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2022 Results

October 26, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of (Loss) Income (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2022		2021
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$3,025	100.0%	$3,115	100.0%

Operating costs and expenses:
Salaries and benefits	1,352	44.7%	1,336	42.9%
Supplies	492	16.3%	529	17.0%
Other operating expenses	828	27.4%	716	23.0%
Lease cost and rent	80	2.6%	75	2.4%
Pandemic relief funds	(115)	(3.8)%	(19)	(0.6)%
Depreciation and amortization	137	4.5%	137	4.4%
Impairment and (gain) loss on sale of businesses, net (f)	47	1.6%	1	0.0%

Total operating costs and expenses	2,821	93.3%	2,775	89.1%

Income from operations (f)	204	6.7%	340	10.9%
Interest expense, net	217	7.2%	216	6.9%
Gain from early extinguishment of debt	(78)	(2.6)%	—	—%
Gain on sale of equity interests in Macon Healthcare, LLC	—	—%	(26)	(0.8)%
Equity in earnings of unconsolidated affiliates	(5)	(0.2)%	(4)	(0.1)%

Income before income taxes	70	2.3%	154	4.9%
Provision for income taxes	70	2.3%	10	0.3%

Net income (f)	—	—%	144	4.6%
Less: Net income attributable to noncontrolling interests	42	1.4%	33	1.0%

Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(42)	(1.4)%	$111	3.6%

(Loss) earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(0.32)		$0.87

Diluted (e), (f)	$(0.32)		$0.85

Weighted-average number of shares outstanding (d):
Basic	129		127

Diluted	129		131

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2022 Results

October 26, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of (Loss) Income (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,
	2022		2021
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$9,069	100.0%	$9,135	100.0%

Operating costs and expenses:
Salaries and benefits	3,972	43.8%	3,905	42.7%
Supplies	1,477	16.3%	1,521	16.7%
Other operating expenses	2,511	27.7%	2,170	23.7%
Lease cost and rent	236	2.6%	231	2.5%
Pandemic relief funds	(171)	(1.9)%	(102)	(1.1)%
Depreciation and amortization	398	4.4%	408	4.5%
Impairment and (gain) loss on sale of businesses, net (f)	54	0.6%	24	0.3%

Total operating costs and expenses	8,477	93.5%	8,157	89.3%

Income from operations (f)	592	6.5%	978	10.7%
Interest expense, net	652	7.1%	666	7.3%
(Gain) loss from early extinguishment of debt	(73)	(0.8)%	79	0.9%
Gain on sale of equity interests in Macon Healthcare, LLC	—	—%	(26)	(0.3)%
Equity in earnings of unconsolidated affiliates	(11)	(0.1)%	(19)	(0.2)%

Income before income taxes	24	0.3%	278	3.0%
Provision for income taxes	291	3.2%	132	1.4%

Net (loss) income (f)	(267)	(2.9)%	146	1.6%
Less: Net income attributable to noncontrolling interests	102	1.2%	94	1.0%

Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(369)	(4.1)%	$52	0.6%

(Loss) earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(2.86)		$0.41

Diluted (e), (f)	$(2.86)		$0.40

Weighted-average number of shares outstanding (d):
Basic	129		127

Diluted	129		130

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2022 Results

October 26, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive (Loss) Income

(In millions)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$—	$144	$(267)	$146
Other comprehensive (loss) income, net of income taxes:
Net change in fair value of available-for-sale debt securities, net of tax	(6)	(1)	(20)	(4)
Amortization and recognition of unrecognized pension cost components, net of tax	—	2	1	3

Other comprehensive (loss) income	(6)	1	(19)	(1)

Comprehensive (loss) income	(6)	145	(286)	145
Less: Comprehensive income attributable to noncontrolling interests	42	33	102	94

Comprehensive (loss) income attributable to Community Health Systems, Inc. stockholders	$(48)	$112	$(388)	$51

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2022 Results

October 26, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Three Months Ended September 30,
	Consolidated			Same-Store
	2022	2021	% Change	2022	2021	% Change
Number of hospitals (at end of period)	81	84		80	80
Licensed beds (at end of period)	13,309	13,229		12,796	12,692
Beds in service (at end of period)	11,559	11,556		11,046	11,019
Admissions	108,509	112,636	-3.7%	107,015	109,396	-2.2%
Adjusted admissions	248,950	239,908	3.8%	244,861	232,868	5.2%
Patient days	497,034	575,401		490,094	556,128
Average length of stay (days)	4.6	5.1		4.6	5.1
Occupancy rate (average beds in service)	46.7%	53.5%		48.2%	54.2%

Net operating revenues	$3,025	$3,115	-2.9%	$2,980	$3,049	-2.3%

Net inpatient revenues as a % of net operating revenues	46.3%	48.7%		46.4%	48.7%

Net outpatient revenues as a % of net operating revenues	53.7%	51.3%		53.6%	51.3%

Income from operations (f)	$204	$340	-40.0%

Income from operations as a % of net operating revenues	6.7%	10.9%

Depreciation and amortization	$137	$137

Equity in earnings of unconsolidated affiliates	$(5)	$(4)

Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(42)	$111	-137.8%

Net (loss) income attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-1.4%	3.6%

Adjusted EBITDA (c)	$400	$482	-17.0%

Adjusted EBITDA as a % of net operating revenues	13.2%	15.5%

Net cash provided by operating activities	$137	$121	13.2%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2022 Results

October 26, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Nine Months Ended September 30,
	Consolidated			Same-Store
	2022	2021	% Change	2022	2021	% Change
Number of hospitals (at end of period)	81	84		80	80
Licensed beds (at end of period)	13,309	13,229		12,796	12,692
Beds in service (at end of period)	11,559	11,556		11,046	11,019
Admissions	324,681	334,447	-2.9%	318,520	322,571	-1.3%
Adjusted admissions	727,677	714,828	1.8%	712,399	690,824	3.1%
Patient days	1,546,477	1,642,681		1,510,713	1,575,038
Average length of stay (days)	4.8	4.9		4.7	4.9
Occupancy rate (average beds in service)	49.0%	50.9%		50.0%	51.6%

Net operating revenues	$9,069	$9,135	-0.7%	$8,915	$8,902	0.1%

Net inpatient revenues as a % of net operating revenues	46.9%	48.2%		47.0%	48.1%

Net outpatient revenues as a % of net operating revenues	53.1%	51.8%		53.0%	51.9%

Income from operations (f)	$592	$978	-39.5%

Income from operations as a % of net operating revenues	6.5%	10.7%

Depreciation and amortization	$398	$408

Equity in earnings of unconsolidated affiliates	$(11)	$(19)

Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(369)	$52	-809.6%

Net (loss) income attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-4.1%	0.6%

Adjusted EBITDA (c)	$1,062	$1,429	-25.7%

Adjusted EBITDA as a % of net operating revenues	11.7%	15.6%

Net cash provided by operating activities	$291	$400	-27.3%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2022 Results

October 26, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$300	$507
Patient accounts receivable	1,969	2,062
Supplies	355	355
Prepaid income taxes	98	94
Prepaid expenses and taxes	246	192
Other current assets	301	269

Total current assets	3,269	3,479

Property and equipment	9,727	9,757
Less accumulated depreciation and amortization	(4,277)	(4,204)

Property and equipment, net	5,450	5,553

Goodwill	4,201	4,219

Deferred income taxes	53	53

Other assets, net	1,941	1,913

Total assets	$14,914	$15,217

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$21	$31
Current operating lease liabilities	151	147
Accounts payable	820	830
Accrued liabilities:
Employee compensation	601	655
Accrued interest	218	225
Other	572	476

Total current liabilities	2,383	2,364

Long-term debt (g)	11,943	12,109

Deferred income taxes	477	192

Long-term operating lease liabilities	563	535

Other long-term liabilities	726	827

Total liabilities	16,092	16,027

Redeemable noncontrolling interests in equity of consolidated subsidiaries	516	480

STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 134,698,067 shares issued and outstanding at September 30, 2022, and 132,146,282 shares issued and outstanding at December 31, 2021	1	1
Additional paid-in capital	2,091	2,118
Accumulated other comprehensive loss	(33)	(14)
Accumulated deficit	(3,845)	(3,477)

Total Community Health Systems, Inc. stockholders’ deficit	(1,786)	(1,372)
Noncontrolling interests in equity of consolidated subsidiaries	92	82

Total stockholders’ deficit	(1,694)	(1,290)

Total liabilities and stockholders’ deficit	$14,914	$15,217

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2022 Results

October 26, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net (loss) income	$(267)	$146
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	398	408
Deferred income taxes	290	123
Stock-based compensation expense	14	18
Impairment and (gain) loss on sale of businesses, net (f)	54	24
(Gain) loss from early extinguishment of debt	(73)	79
Gain on sale of equity interests in Macon Healthcare, LLC	—	(26)
Other non-cash expenses, net	140	22
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	93	(99)
Supplies, prepaid expenses and other current assets	(94)	14
Repayment/derecognition of Medicare accelerated payments	—	(267)
Accounts payable, accrued liabilities and income taxes	(90)	85
Other	(174)	(127)

Net cash provided by operating activities	291	400

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(9)	(3)
Purchases of property and equipment	(284)	(334)
Proceeds from disposition of hospitals and other ancillary operations	3	17
Proceeds from sale of property and equipment	30	7
Purchases of available-for-sale debt securities and equity securities	(73)	(135)
Proceeds from sales of available-for-sale debt securities and equity securities	62	86
Proceeds from sale of equity interests in Macon Healthcare, LLC	—	110
Distribution of CoreTrust proceeds	121	—
Purchases of investments in unconsolidated affiliates	(18)	(4)
Increase in other investments	(39)	(57)

Net cash used in investing activities	(207)	(313)

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(8)	(5)
Deferred financing costs and other debt-related costs	(73)	(310)
Proceeds from noncontrolling investors in joint ventures	10	1
Redemption of noncontrolling investments in joint ventures	(2)	(5)
Distributions to noncontrolling investors in joint ventures	(105)	(95)
Other borrowings	35	50
Issuance of long-term debt	1,535	4,310
Repayments of long-term indebtedness	(1,683)	(4,415)

Net cash used in financing activities	(291)	(469)

Net change in cash and cash equivalents	(207)	(382)
Cash and cash equivalents at beginning of period	507	1,676

Cash and cash equivalents at end of period	$300	$1,294

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2022 Results

October 26, 2022

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)

Both financial and statistical results include the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closing. Same-store operating results and statistical information exclude businesses divested in 2021 and 2022, businesses closed or substantially closed in 2022 and one hospital opened in 2022. There were no discontinued operations reported for 2022 and 2021.

(b)	The following table provides information needed to calculate loss per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income attributable to Community Health Systems, Inc. stockholders:
Net income (loss)	$—	$144	$(267)	$146
Less: Income attributable to noncontrolling interests, net of taxes	42	33	102	94

Net (loss) income attributable to Community Health Systems, Inc. stockholders — basic and diluted	$(42)	$111	$(369)	$52

(c)

EBITDA is a non-GAAP financial measure which consists of net (loss) income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of equity interests in Macon Healthcare, LLC, expense related to government and other legal matters and related costs, expense incurred in the fourth quarter of 2020 related to the settlement of certain professional liability claims for which the third-party insurers’ obligation to insure the Company against the underlying loss was being litigated along with income during the fourth quarter of 2021 associated with the settlement of such litigation for the recovery of amounts covered by such third-party insurance policies, expense related to employee termination benefits and other restructuring charges, and expense from settlement and fair value adjustments on the contingent value right agreement liability related to the HMA legal proceedings and related legal expenses. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”) and the Company’s existing note indentures, which is a key component in the determination of the Company’s compliance with certain covenants under the ABL Facility and such note indentures (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility). Adjusted EBITDA includes the Adjusted EBITDA attributable to hospitals that were divested during the course of such year, but in each case solely to the extent relating to the period prior to the consummation of the applicable divestiture.

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CYH Announces Third Quarter 2022 Results

October 26, 2022

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net (loss) income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures disclosed by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net (loss) income attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(42)	$111	$(369)	$52
Adjustments:
Provision for income taxes	70	10	291	132
Depreciation and amortization	137	137	398	408
Net income attributable to noncontrolling interests	42	33	102	94
Interest expense, net	217	216	652	666
(Gain) loss from early extinguishment of debt	(78)	—	(73)	79
Impairment and (gain) loss on sale of businesses, net	47	1	54	24
Expense from government and other legal matters and related costs	5	—	5	—
Expense related to employee termination benefits and other restructuring charges	2	—	2	—
Gain on sale of equity interests in Macon Healthcare, LLC	—	(26)	—	(26)

Adjusted EBITDA	$400	$482	$1,062	$1,429

(d)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Weighted-average number of shares outstanding - basic	129	127	129	127
Add effect of dilutive securities:
Stock awards and options	—	4	—	3

Weighted-average number of shares outstanding - diluted	129	131	129	130

The Company generated a net loss attributable to Community Health Systems, Inc. stockholders for both the three and nine months ended September 30, 2022, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated net income, the effect of stock awards and options on the diluted shares calculation would have been an increase in shares of 565.641 and 1,305,604 during the three and nine months ended September 30, 2022, respectively. During the three and nine months ended September 30, 2021, the effect of stock awards and options on the diluted shares calculation was an increase in shares of 3,807,353 and 3,247,660, respectively.

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CYH Announces Third Quarter 2022 Results

October 26, 2022

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)

The following supplemental table reconciles net (loss) income attributable to Community Health Systems, Inc. stockholders, as reported, on a per share (diluted) basis, to net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted) presents useful information to investors by highlighting the impact on net (loss) income attributable to Community Health Systems, Inc. stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net (loss) income per share (diluted), as reported	$(0.32)	$0.85	$(2.86)	$0.40
Adjustments:
(Gain) loss from early extinguishment of debt	(0.53)	—	(0.42)	0.89
Impairment and (gain) loss on sale of businesses, net	0.28	0.01	0.33	0.15
Expense from government and other legal matters and related costs	0.03	—	0.03	—
Expense related to employee termination benefits and other restructuring charges	0.01	—	0.01	—
Gain on sale of equity interests in Macon Healthcare, LLC	—	(0.16)	—	(0.16)

Net (loss) income per share (diluted), excluding adjustments	$(0.52)	$0.69	$(2.92)	$1.29

(f)

Both income from operations and net (loss) income included a net non-cash expense of $47 million and $1 million for the three months ended September 30, 2022 and 2021, respectively, and $54 million and $24 million for the nine months ended September 30, 2022 and 2021, respectively, primarily from impairment charges to reduce the value of certain long-lived assets at businesses the Company identified for closure, sale or sold and also gains on the sale of certain businesses during such periods. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the ABL Facility.

(g)

The maximum aggregate principal amount under the ABL Facility is $1.0 billion. At September 30, 2022, the available borrowing base under the ABL Facility was $935 million, of which $83 million is reserved for outstanding letters of credit and $852 million represents excess availability. The Company had no outstanding borrowings as of September 30, 2022.

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CYH Announces Third Quarter 2022 Results

October 26, 2022

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•

developments related to COVID-19, including, without limitation, related to the length and severity of the pandemic; the volume of canceled or rescheduled procedures; and the spread of potentially more contagious and/or virulent forms of the virus, including variants of the virus for which currently available vaccines, treatments and tests may not be effective or authorized;

•

uncertainty regarding the magnitude and timing of any future payments or benefits we may receive or realize under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), the Paycheck Protection Program and Health Care Enhancement Act (the “PPPHCE Act”), the Consolidated Appropriations Act, 2021 (the “CAA”), the American Rescue Plan Act of 2021 (the “ARPA”) and any other future stimulus measures related to COVID-19;

•

general economic and business conditions, both nationally and in the regions in which we operate, including ongoing inflationary pressures that have significantly increased and may continue to significantly increase our expenses, the extremely competitive labor market and labor shortages, and supply chain shortages and disruptions, as well as the current and/or potential future adverse impact of such economic conditions and other factors on our net operating revenues (including our service mix, revenue mix, payor mix and/or patient volumes) and our ability to collect outstanding receivables;

•

the impact of current or future federal and state health reform initiatives, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “Affordable Care Act”), and the potential for changes to the Affordable Care Act, its implementation or its interpretation (including through executive orders and court challenges);

•

the extent to and manner in which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through legislation, regulation or otherwise;

•	the future and long-term viability of health insurance exchanges and potential changes to the beneficiary enrollment process;

•

risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;

•	demographic changes;

•

changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business, including any such laws or governmental regulations adopted in connection with the COVID-19 pandemic;

•

potential adverse impact of known and unknown legal, regulatory and governmental proceedings and other loss contingencies, including governmental investigations and audits, and federal and state false claims act litigation;

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CYH Announces Third Quarter 2022 Results

October 26, 2022

•

our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies or rates paid by federal or state healthcare programs or commercial payors;

•

any security breaches, cyber-attacks, loss of data, other cybersecurity threats or incidents, and any actual or perceived failures to comply with legal requirements governing the privacy and security of health information or other regulated, sensitive or confidential information, or legal requirements regarding data privacy or data protection;

•	any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels and methodologies;

•

the effects related to the implementation of the sequestration spending reductions pursuant to both the Budget Control Act of 2011 and the Pay-As-You-Go Act of 2010 and the potential for future deficit reduction legislation;

•

increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

•	the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing;

•

the impact of competitive labor market conditions and the shortage of experienced nurses, including in connection with our ability to hire and retain qualified nurses, physicians, other medical personnel and key management, and increased labor expenses as a result of such competitive labor market conditions, inflation and competition for such positions;

•	any failure to obtain medical supplies or pharmaceuticals at favorable prices;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;

•	changes in medical or other technology;

•	changes in U.S. GAAP;

•	the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

•

our ability to successfully make acquisitions or complete divestitures, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;

•	our ability to successfully integrate any acquired hospitals and/or outpatient facilities, or to recognize expected synergies from acquisitions;

•	the impact of severe weather conditions and climate change, as well as the timing and amount of insurance recoveries in relation to severe weather events;

•	our ability to obtain adequate levels of insurance, including cyber, general liability, professional liability, and directors and officers liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to pandemics, epidemics, or outbreaks of infectious diseases, including the coronavirus causing the disease known as COVID-19;

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CYH Announces Third Quarter 2022 Results

October 26, 2022

•	any failure to comply with our obligations under license or technology agreements;

•	challenging economic conditions in non-urban communities in which we operate;

•	any developments with respect to the final auditing and reporting requirements of, or other adverse developments with respect to, the Corporate Integrity Agreement to which we are subject;

•	the concentration of our revenue in a small number of states;

•	our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;

•	any changes in or interpretations of income tax laws and regulations; and

•

the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on February 17, 2022, and other public filings with the Securities and Exchange Commission.

The consolidated operating results for the three and nine months ended September 30, 2022, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2022 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-